UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

Worlds Mall, Inc.

(Exact name of registrant as specified in its charter)

Nevada	35-2508740
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5841 East Charleston Blvd., #230
Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-196583

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Worlds Mall, Inc., a Nevada corporation (“Worlds Mall”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of Worlds Mall, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on June 6, 2014 and are incorporated herein by reference.

A description of Worlds Mall’s common stock is set forth under “Description of Securities to be Registered” in Worlds Mall’s registration statement on Form S-1 (File No. 333-196583), filed with the U.S. Securities and Exchange Commission on June 6, 2014 and declared effective on December 18, 2014.

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the Registrant

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*            Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on June 6, 2014 (File No. 333-196583) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Worlds Mall, Inc.

Date: April 14, 2015
	By:	/s/ Thomas Wikstrom
Thomas Wikstrom
President & Chief Executive Officer